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                                                                    EXHIBIT 4(S)

                              CERTIFICATE OF TRUST
                                       OF
                                COMPASS TRUST IV


         THIS CERTIFICATE OF TRUST of Compass Trust IV (the "Trust"), dated January 7, 2002, is being duly executed and filed by the undersigned, as trustee of the Trust, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801 et seq.).

         1. NAME. The name of the business trust being formed hereby is Compass Trust IV.

         2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is Chase Manhattan Bank USA, National Association, c/o JPMorgan Chase, 500 Stanton Christiana Road, 3rd Floor/OPS4, Newark, DE 19713.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


                                  CHASE MANHATTAN BANK USA,
                                  NATIONAL ASSOCIATION,
                                  As Delaware Trustee


                                  By:        /s/ John J. Cashin
                                           -----------------------------------
                                           Name:    John J. Cashin
                                           Title:   Vice President